EXHIBIT 4.4
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                            THIRD AMENDMENT TO
                      CONVERTIBLE TERM LOAN AGREEMENT

           THIS THIRD AMENDMENT TO CONVERTIBLE TERM LOAN AGREEMENT (this"Third Amendment"), dated as of September 13, 1999, is made by and among BANYAN STRATEGIC REALTY TRUST, a Massachusetts business trust ("Company"), and THE ENTITIES LISTED ON THE SIGNATURE PAGES HEREOF (collectively, "Lenders"),with reference to the following Recitals:

                             R E C I T A L S:

      A. Company and Lenders are parties to that certain Convertible Term Loan Agreement dated as of October 10, 1997, as amended by that certain First Amendment to Convertible Term Loan Agreement dated as of March 30, 1998 and as further amended by that certain Second Amendment to Convertible Term Loan Agreement dated as of June 26, 1999 (as amended, the "LOAN AGREEMENT"). Initially capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meaning given such terms in the Loan Agreement, unless the context clearly indicates otherwise.

      B. Section 2.3 of the Loan Agreement provides that a loan fee in the amount of two percent of the balance of the Loans outstanding is due on October 14 of each year beginning with 1998.

      C. For the 1999 calendar year only, the parties desire to extend to November 15, 1999 from October 14, 1999, the date upon which the loan fee described in Section 2.3 shall be due.

           NOW, THEREFORE, with reference to the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Lenders hereby agree as follows:

      1. Loan Fees. Notwithstanding the provisions of Section 2.3 of the Loan Agreement, a loan fee of two percent of the balance of the Loans then outstanding shall not be due on October 14, 1999, but instead shall be calculated as of November 15, 1999 and shall be due on November 15, 1999 in respect to the balance of the Loans outstanding on November 15, 1999.

      2. Except as expressly modified by this Third Amendment, Company and Lenders acknowledge and agree that the Loan Agreement and the other Loan Documents are unmodified and remain in full force and effect. Company hereby ratifies and affirms its obligations under the Loan Agreement (as modified by this Third Amendment) and the other Loan Documents.

      3. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



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           IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:    BANYAN STRATEGIC REALTY TRUST,
            a Massachusetts business trust


            By:   /s/ ROBERT G. HIGGINS
                  ----------------------------------------
                  Printed Name:  Robert G. Higgins
                  Title:  Vice President


AGENT: MORGENS, WATERFALL, VINTIADIS & COMPANY, INC., a New York corporation


            By:   /s/ DANIEL M. LEVINSON
                  ----------------------------------------
                  Printed Name: Daniel M. Levinson
                  Title: Authorized Agent


LENDERS:    RESTART PARTNERS, L.P.,
            a Delaware limited partnership

            By:   PRIME GROUP L.P.,
                  a Delaware limited partnership,
                  its General Partner

                  By:   PRIME GROUP, INC.,
                        a Delaware corporation,
                        its General Partner

                        By:   Daniel M. Levinson
                              (whose signature appears below),
                              Authorized Agent


            RESTART PARTNERS II, L.P.,
            a Delaware limited partnership

            By:   PRIME GROUP II, L.P.,
                  a Delaware limited partnership,
                  its General Partner

                  By:   PRIME GROUP, INC.,
                        a Delaware corporation,
                        its General Partner

                        By:   Daniel M. Levinson
                              (whose signature appears below),
                              Authorized Agent

                    (SIGNATURES CONTINUED ON NEXT PAGE)


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            RESTART PARTNERS III, L.P.,
            a Delaware limited partnership

            By:   PRIME GROUP III, L.P.,
                  a Delaware limited partnership,
                  its General Partner

                  By:   PRIME GROUP, INC.,
                        a Delaware corporation,
                        its General Partner

                        By:   Daniel M. Levinson
                              (whose signature appears below),
                              Authorized Agent


            ENDOWMENT RESTART LLC,
            a Delaware limited liability company

            By:   ENDOWMENT PRIME LLC,
                  a Delaware limited liability company,
                  its Managing Member

                  By:   Daniel M. Levinson
                        (whose signature appears below),
                        Authorized Agent


            MORGENS WATERFALL INCOME PARTNERS, L.P., a New York limited partnership

            By:   MW CAPITAL, LLC,
                  a Delaware limited liability company,
                  its General Partner

                  By:   Daniel M. Levinson
                        (whose signature appears below),
                        Authorized Agent


/s/ DANIEL M. LEVINSON
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Daniel M. Levinson
for the entities and in the capacities described above